Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Orrstown Financial Services, Inc. of our report dated March 11, 2022 relating to the consolidated financial statements and effectiveness of internal control over financial reporting appearing in the Annual Report on Form 10-K of Orrstown Financial Services, Inc. for the year ended December 31, 2021.

/s/ Crowe LLP

    Crowe LLP

Washington, D.C.
May 27, 2022